Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Sr. Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Third Quarter Results
•Revenue of $4.4 billion
•Gross Profit of $732 million
•Used Retail unit volume sequential increase of 4.5%
•EPS of $5.84 per diluted share; adjusted EPS, a non-GAAP measure, of $6.16 per diluted share
•Net income of $105 million; adjusted net income, a non-GAAP measure, of $111 million
•Completed company-wide Tekion conversion in mid-October
•Total Care Auto rollout completed across all Asbury stores in October
ATLANTA, GA. (October 27, 2026) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported third quarter 2026 net income of $105 million ($5.84 per diluted share), a decrease of 29% from $147 million ($7.52 per diluted share) in third quarter 2025. The Company reported third quarter 2026 adjusted net income, a non-GAAP measure, of $111 million ($6.16 per diluted share), a decrease of 21% from $140 million ($7.17 per diluted share) in third quarter 2025.
“We have completed one of the most ambitious technology initiatives in Asbury’s history, every active store is now operating on Tekion,” said Dan Clara, Asbury’s President and Chief Executive Officer. “Our teams converted 47 stores in the third quarter alone, the most in any single quarter, and finished the remaining active stores in October to bring the rollout across the finish line. Our longest-tenured Tekion markets achieved efficiency gains with customer pay gross profit up 7% and total parts and service gross profit up 5%. With one modern platform now powering the entire company, we have built a strong foundation to serve our guests, make faster decisions, and operate more efficiently.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for third quarter 2026 excludes, net of tax, $6 million ($0.32 per diluted share) related to Tekion implementation expenses, $1 million ($0.03 per diluted share) related to duplicative DMS-related expenses, and $1 million ($0.03 per diluted share) related to net gain on divestitures.
Adjusted net income for third quarter 2025 excludes, net of tax, net gain on divestitures of $27 million ($1.37 per diluted share), $9 million ($0.45 per diluted share) related to a non-cash asset impairment related to a pending disposal, $7 million ($0.37 per diluted share) of professional fees related to the acquisition of the Herb Chambers Automotive Group, $2 million ($0.12 per diluted share) in income tax expense related to the deferred tax true-up for the acquisition of the Herb Chambers Automotive Group and $2 million ($0.09 per diluted share) related to Tekion implementation expenses.
Third Quarter 2026 Operational Summary
Total Company:
•Revenue of $4.4 billion
•Gross profit of $732 million
•Gross margin of 16.6%
•New vehicle revenue of $2.3 billion
•Used vehicle retail revenue of $1.2 billion; used vehicle retail gross profit of $62 million
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,176
•Parts and service revenue of $644 million; gross profit of $371 million
•Selling, General and Administrative expenses (SG&A) as a percentage of gross profit of 68.5%
•Adjusted SG&A as a percentage of gross profit of 67.4%
•Operating margin of 4.7%
•Adjusted operating margin of 4.9%
Same Store:
•Revenue of $4.2 billion
•Gross profit of $695 million
•Gross margin of 16.6%
•New vehicle revenue of $2.2 billion
•Used vehicle retail revenue of $1.1 billion; used vehicle retail gross profit of $59 million
•F&I PVR of $2,177
•Parts and service revenue of $613 million; gross profit of $353 million
•SG&A as a percentage of gross profit of 68.2%
•Adjusted SG&A as a percentage of gross profit of 67.0%
•Operating margin of 4.7%
•Adjusted operating margin of 4.9%
Liquidity and Leverage
As of September 30, 2026, the Company had cash, short term investments, and floorplan offset accounts of $210 million (which excludes $39 million of cash at Total Care Auto, Powered by Asbury) and availability under the used vehicle floorplan line and revolver of $821 million for a total of $1.0 billion in liquidity. The Company’s transaction adjusted net leverage ratio was 3.5x at quarter end.
Share Repurchases
Year-to-date through September 30, 2026, the Company has repurchased approximately 1.35 million shares for $278 million. As of September 30, 2026, the Company had approximately $322 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the third quarter results will be provided during the earnings conference call on Tuesday, October 27, 2026, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13763147
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Atlanta, Georgia, is one of the largest automotive retailers in the U.S. In 2026, Asbury announced key strategic initiatives for growth as its Five Pillars: increasing new vehicle market share, driving profitable growth in used vehicles, re-establishing consistent growth in customer pay gross profit, managing SG&A and leveraging technology. As of September 30, 2026, Asbury operated 155 new vehicle dealerships, consisting of 197 franchises that represent 34 domestic and foreign brands of vehicles, and 37 collision repair centers. Asbury also operates Total Care Auto, Powered by Asbury, a leading provider of service contracts and other vehicle protection products. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times, one of the World’s Most Trustworthy Companies for 2024 and 2025 by Newsweek, one of America’s Most Successful Small-Cap Companies by Forbes for 2026 and one of America's Best Companies 2026 by TIME.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, forecasts, and projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, optimization of our dealership portfolio, business and operational strategies, and improvements; projections regarding the expected benefits of present and new technologies, and the ability to implement and integrate those technologies; and

management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, and business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business; market factors and changes thereto, including changes related to trade; Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, including in response to the imposition of tariffs; acts of God and other natural disasters, including hurricanes; acts of war or similar incidents, including the present dispute between the United States and Iran, the dispute between Russia and Ukraine, and other developments that might impact trade; the shortage of automotive parts and components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks associated with technology integration and implementation; risks to incumbent dealers related to competition in the domestic automotive retail and service industries, including the entry of new manufacturers distributing significant volumes of vehicles in the U.S. and taking share from established brands; governmental regulations and legislation, including changes in automotive state franchise laws and tariffs; our ability to execute our strategic and operational strategies and initiatives, including the Five Pillars, and our ability to leverage gains from optimizing Asbury’s dealership portfolio; our ability to capitalize on opportunities to repurchase Asbury’s debt and equity securities or purchase properties that Asbury currently leases; and our ability to stay within Asbury’s targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal or "core" business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.

Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition(s). For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.
The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
REVENUE:
New vehicle	$2,293.0	$2,528.9	(9)%	$6,724.0	$6,970.9	(4)%
Used vehicle:
Retail	1,153.8	1,226.8	(6)%	3,307.4	3,435.1	(4)%
Wholesale	140.3	185.5	(24)%	429.0	498.7	(14)%
Total used vehicle	1,294.2	1,412.2	(8)%	3,736.5	3,933.8	(5)%
Parts and service	644.0	659.4	(2)%	1,905.4	1,848.5	3%
Finance and insurance, net	182.5	200.3	(9)%	545.4	569.3	(4)%
TOTAL REVENUE	4,413.6	4,800.9	(8)%	12,911.3	13,322.5	(3)%
COST OF SALES:
New vehicle	2,164.0	2,367.9	(9)%	6,328.3	6,506.8	(3)%
Used vehicle:
Retail	1,092.0	1,165.3	(6)%	3,118.0	3,255.1	(4)%
Wholesale	141.0	181.7	(22)%	421.6	479.9	(12)%
Total used vehicle	1,233.0	1,347.0	(8)%	3,539.6	3,735.0	(5)%
Parts and service	273.0	270.2	1%	795.1	761.9	4%
Finance and insurance	12.1	13.2	(9)%	36.7	40.1	(9)%
TOTAL COST OF SALES	3,682.1	3,998.3	(8)%	10,699.8	11,043.8	(3)%
GROSS PROFIT	731.5	802.5	(9)%	2,211.5	2,278.6	(3)%
OPERATING EXPENSES:
Selling, general and administrative	501.2	527.1	(5)%	1,518.0	1,458.9	4%
Depreciation and amortization	23.7	21.2	12%	69.3	59.4	17%
Asset impairments	—	11.7	NM	4.2	26.0	NM
INCOME FROM OPERATIONS	206.6	242.6	(15)%	620.0	734.3	(16)%
OTHER EXPENSES (INCOME):
Floor plan interest expense	20.5	26.7	(23)%	63.2	65.6	(4)%
Other interest expense, net	47.6	51.3	(7)%	142.2	135.0	5%
Gain on dealership divestitures, net	(0.7)	(35.7)	NM	(126.4)	(45.8)	NM
Total other expenses, net	67.5	42.3	60%	79.0	154.8	(49)%
INCOME BEFORE INCOME TAXES	139.1	200.2	(31)%	541.0	579.5	(7)%
Income tax expense	34.0	53.1	(36)%	133.5	147.5	(10)%
NET INCOME	$105.1	$147.1	(29)%	$407.6	$432.0	(6)%
EARNINGS PER SHARE:
Basic—
Net income	$5.86	$7.53	(22)%	$22.14	$22.04	NM
Diluted—
Net income	$5.84	$7.52	(22)%	$22.10	$21.99	1%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18.0	19.5		18.4	19.6
Restricted stock	—	0.1		—	—
Diluted	18.0	19.6		18.4	19.6
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	September 30, 2026	December 31, 2025	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$84.5	$40.4	$44.1	NM
Inventory, net (a)	2,005.3	2,135.8	(130.5)	(6)%
Total current assets	2,968.9	3,380.2	(411.3)	(12)%
Floor plan notes payable	1,764.3	2,027.0	(262.7)	(13)%
Total current liabilities	3,273.6	3,559.5	(286.0)	(8)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,369.6	$3,572.0	$(202.4)	(6)%
Shareholders' equity	4,031.5	3,891.9	139.7	4%
Total	$7,401.1	$7,463.9	$(62.7)	(1)%
_____________________________
(a) Excluding $4.6 million and $96.5 million of inventory classified as assets held for sale as of September 30, 2026 and December 31, 2025, respectively.

	September 30, 2026	December 31, 2025	September 30, 2025
Days Supply
New vehicle inventory	53	52	58
Used vehicle inventory	41	38	35
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended September 30,
	2026	2025
Luxury
Lexus	11%	10%
Mercedes-Benz	7%	7%
BMW	4%	4%
Porsche	2%	2%
Land Rover	2%	2%
Other luxury	6%	7%
Total luxury	32%	32%
Imports
Toyota	21%	19%
Honda	9%	9%
Hyundai	5%	7%
Kia	3%	2%
Subaru	2%	1%
Other imports	3%	3%
Total imports	42%	41%
Domestic
Ford	13%	13%
Chrysler, Dodge, Jeep, Ram	7%	8%
Chevrolet, Buick, GMC	6%	6%
Total domestic	26%	27%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended September 30,
	2026	2025
Revenue mix
New vehicle	52.0%	52.7%
Used vehicle retail	26.1%	25.6%
Used vehicle wholesale	3.2%	3.9%
Parts and service	14.6%	13.7%
Finance and insurance, net	4.1%	4.2%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	17.6%	20.1%
Used vehicle retail	8.5%	7.7%
Used vehicle wholesale	(0.1)%	0.5%
Parts and service	50.7%	48.5%
Finance and insurance, net	23.3%	23.3%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
Revenue
New vehicle	$2,293.0	$2,528.9	(9)%	$6,724.0	$6,970.9	(4)%
Used vehicle:
Retail	1,153.8	1,226.8	(6)%	3,307.4	3,435.1	(4)%
Wholesale	140.3	185.5	(24)%	429.0	498.7	(14)%
Total used vehicle	1,294.2	1,412.2	(8)%	3,736.5	3,933.8	(5)%
Parts and service	644.0	659.4	(2)%	1,905.4	1,848.5	3%
Finance and insurance, net	182.5	200.3	(9)%	545.4	569.3	(4)%
Total revenue	$4,413.6	$4,800.9	(8)%	$12,911.3	$13,322.5	(3)%
Gross profit
New vehicle	$129.0	$161.0	(20)%	$395.7	$464.1	(15)%
Used vehicle:
Retail	61.8	61.5	1%	189.4	180.0	5%
Wholesale	(0.6)	3.8	NM	7.4	18.8	(60)%
Total used vehicle	61.2	65.3	(6)%	196.8	198.8	(1)%
Parts and service	371.0	389.1	(5)%	1,110.3	1,086.6	2%
Finance and insurance	170.4	187.1	(9)%	508.7	529.2	(4)%
Total gross profit	$731.5	$802.5	(9)%	$2,211.5	$2,278.6	(3)%
Unit sales
New vehicle:
Luxury	9,944	10,918	(9)%	29,269	28,930	1%
Import	23,336	25,080	(7)%	67,884	69,661	(3)%
Domestic	10,456	12,072	(13)%	30,110	35,412	(15)%
Total new vehicle	43,736	48,070	(9)%	127,263	134,003	(5)%
Used vehicle retail	34,586	37,696	(8)%	100,886	109,344	(8)%
Used to new ratio	79.1%	78.4%		79.3%	81.6%
Average selling price
New vehicle	$52,427	$52,609	NM	$52,835	$52,020	2%
Used vehicle retail	$33,362	$32,543	3%	$32,784	$31,415	4%
Average gross profit per unit
New vehicle:
Luxury	$5,974	$6,471	(8)%	$6,371	$6,829	(7)%
Import	2,028	2,308	(12)%	2,042	2,400	(15)%
Domestic	2,129	2,692	(21)%	2,344	2,806	(16)%
Total new vehicle	2,949	3,350	(12)%	3,109	3,463	(10)%
Used vehicle retail	1,788	1,631	10%	1,878	1,646	14%
Finance and insurance	2,176	2,182	NM	2,230	2,174	3%
Front end yield (1)	4,612	4,776	(3)%	4,794	4,821	(1)%
Gross margin
Total new vehicle	5.6%	6.4%	(74) bps	5.9%	6.7%	(77) bps
Used vehicle retail	5.4%	5.0%	35 bps	5.7%	5.2%	49 bps
Parts and service	57.6%	59.0%	(141) bps	58.3%	58.8%	(51) bps
Total gross profit margin	16.6%	16.7%	(14) bps	17.1%	17.1%	2 bps
Operating expenses
Selling, general and administrative	$501.2	$527.1	(5)%	$1,518.0	$1,458.9	4%
Adjusted selling, general and administrative	$493.0	$515.3	(4)%	$1,488.3	$1,457.0	2%
SG&A as a % of gross profit	68.5%	65.7%	284 bps	68.6%	64.0%	461 bps
Adjusted SG&A as a % of gross profit	67.4%	64.2%	319 bps	67.3%	63.9%	335 bps
Income from operations as a % of revenue	4.7%	5.1%	(37) bps	4.8%	5.5%	(71) bps
Income from operations as a % of gross profit	28.2%	30.2%	(198) bps	28.0%	32.2%	(419) bps
Adjusted income from operations as a % of revenue	4.9%	5.5%	(67) bps	5.1%	5.7%	(66) bps
Adjusted income from operations as a % of gross profit	29.4%	33.2%	(378) bps	29.6%	33.4%	(388) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
Revenue
New vehicle	$2,182.6	$2,377.9	(8)%	$5,962.3	$6,477.5	(8)%
Used vehicle:
Retail	1,094.8	1,131.1	(3)%	2,906.0	3,151.2	(8)%
Wholesale	132.7	179.5	(26)%	376.4	477.7	(21)%
Total used vehicle	1,227.5	1,310.6	(6)%	3,282.4	3,628.9	(10)%
Parts and service	612.8	608.4	1%	1,697.1	1,685.2	1%
Finance and insurance, net	175.1	190.6	(8)%	494.6	538.4	(8)%
Total revenue	$4,197.8	$4,487.5	(6)%	$11,436.4	$12,330.0	(7)%
Gross profit
New vehicle	$121.3	$151.0	(20)%	$338.8	$430.1	(21)%
Used vehicle:
Retail	58.7	56.8	3%	166.4	167.8	(1)%
Wholesale	(0.5)	4.1	NM	6.1	19.1	(68)%
Total used vehicle	58.2	60.9	(4)%	172.5	186.9	(8)%
Parts and service	352.6	361.0	(2)%	984.7	999.5	(1)%
Finance and insurance	163.0	177.4	(8)%	457.9	498.3	(8)%
Total gross profit	$695.0	$750.3	(7)%	$1,953.9	$2,114.8	(8)%
Unit sales
New vehicle:
Luxury	9,173	9,749	(6)%	23,558	25,552	(8)%
Import	22,552	24,335	(7)%	63,155	66,942	(6)%
Domestic	10,100	11,601	(13)%	28,272	33,384	(15)%
Total new vehicle	41,825	45,685	(8)%	114,985	125,878	(9)%
Used vehicle retail	33,013	35,071	(6)%	90,417	100,855	(10)%
Used to new ratio	78.9%	76.8%		78.6%	80.1%
Average selling price
New vehicle	$52,183	$52,049	NM	$51,853	$51,458	1%
Used vehicle retail	$33,162	$32,251	3%	$32,140	$31,244	3%
Average gross profit per unit
New vehicle:
Luxury	$5,962	$6,491	(8)%	$6,335	$6,848	(7)%
Import	2,009	2,305	(13)%	1,990	2,400	(17)%
Domestic	2,113	2,725	(22)%	2,261	2,830	(20)%
Total new vehicle	2,901	3,305	(12)%	2,947	3,417	(14)%
Used vehicle retail	1,777	1,619	10%	1,841	1,663	11%
Finance and insurance	2,177	2,196	(1)%	2,229	2,198	1%
Front end yield (1)	4,583	4,770	(4)%	4,689	4,835	(3)%
Gross margin
Total new vehicle	5.6%	6.4%	(79) bps	5.7%	6.6%	(96) bps
Used vehicle retail	5.4%	5.0%	34 bps	5.7%	5.3%	40 bps
Parts and service	57.5%	59.3%	(181) bps	58.0%	59.3%	(129) bps
Total gross profit margin	16.6%	16.7%	(16) bps	17.1%	17.2%	(7) bps
Operating expenses
Selling, general and administrative	$474.0	$485.4	(2)%	$1,324.2	$1,339.6	(1)%
Adjusted selling, general and administrative	$465.9	$478.3	(3)%	$1,298.2	$1,342.3	(3)%
SG&A as a % of gross profit	68.2%	64.7%	349 bps	67.8%	63.3%	443 bps
Adjusted SG&A as a % of gross profit	67.0%	63.7%	329 bps	66.4%	63.5%	297 bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	For the Three Months Ended September 30, 2026			For the Three Months Ended September 30, 2025
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)			(In millions)
Revenue from external customers	$4,331.1	$82.6	$4,413.6	$4,719.8	$81.1	$4,800.9
Intersegment revenue
Finance and insurance	68.4	—	68.4	57.4	—	57.4
Parts and service	8.3	—	8.3	9.0	—	9.0
Total intersegment revenue	76.7	—	76.7	66.4	—	66.4
	$4,407.7	$82.6	$4,490.3	$4,786.2	$81.1	$4,867.2
Reconciliation of revenue
Elimination of intersegment revenue			(76.7)			(66.4)
Total consolidated revenue			$4,413.6			$4,800.9

Less:
Cost of sales
New vehicle	2,164.0	—		2,367.9	—
Used vehicle	1,233.0	—		1,347.0	—
Parts and service	281.4	—		279.2	—
Finance and insurance	—	59.9		—	59.6
Selling, general and administrative expenses
Personnel costs	309.5	—		339.0	—
Rent and related expenses	38.5	—		39.5	—
Advertising	19.8	—		18.7	—
Other selling, general and administrative expense	135.9	—		133.1	—
Other segment items	—	2.0		—	1.9
Depreciation and amortization	23.7	—		21.2	—
Floor plan interest expense	20.5	—		26.7	—
Segment operating income	$181.6	$20.7	$202.3	$213.9	$19.6	$233.5

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(76.7)			(66.4)
Total intersegment cost of sales eliminations			56.1			55.3
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			4.4			5.1
Total intersegment eliminations			(16.2)			(5.9)
Asset impairments			—			(11.7)
Other interest expense, net			(47.6)			(51.3)
Gain on dealership divestitures, net			0.7			35.7
Income before income taxes			$139.1			$200.2
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

	For the Nine Months Ended September 30, 2026			For the Nine Months Ended September 30, 2025
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)			(In millions)
Revenue from external customers	$12,665.3	$246.0	$12,911.3	$13,077.8	$244.7	$13,322.5
Intersegment revenue
Finance and insurance	187.8	—	187.8	174.4	—	174.4
Parts and service	24.8	—	24.8	28.5	—	28.5
Total intersegment revenue	212.6	—	212.6	202.9	—	202.9
	$12,877.9	$246.0	$13,123.9	$13,280.7	$244.7	$13,525.4
Reconciliation of revenue
Elimination of intersegment revenue			(212.6)			(202.9)
Total consolidated revenue			$12,911.3			$13,322.5

Less:
Cost of sales
New vehicle	6,328.3	—		6,506.8	—
Used vehicle	3,539.6	—		3,735.0	—
Parts and service	820.0	—		790.4	—
Finance and insurance	—	177.2		—	179.8
Selling, general and administrative expenses
Personnel costs	943.4	—		966.8	—
Rent and related expenses	122.0	—		89.3	—
Advertising	54.0	—		51.0	—
Other selling, general and administrative expense	401.4	—		362.1	—
Other segment items	—	5.7		—	5.5
Depreciation and amortization	69.3	0.1		59.3	0.2
Floor plan interest expense	63.2	—		65.6	—
Segment operating income	$536.7	$63.1	$599.8	$654.4	$59.2	$713.6

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(212.6)			(202.9)
Total intersegment cost of sales eliminations			165.3			168.2
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			8.5			15.9
Total intersegment eliminations			(38.8)			(18.9)
Asset impairments			(4.2)			(26.0)
Other interest expense, net			(142.2)			(135.0)
Gain on dealership divestitures, net			126.4			45.8
Income before income taxes			$541.0			$579.5
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	June 30, 2026
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)			$3,369.6	$3,457.6
Cash, short term investments, and floor plan offset			(249.4)	(180.0)
TCA cash			38.9	25.6
Availability under our used vehicle floor plan facility			(27.1)	(30.1)
Adjusted long-term net debt			$3,132.1	$3,273.1

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$105.1	$147.1	$467.6	$509.5

Depreciation and amortization	23.7	21.2	92.3	89.8
Income tax expense	34.0	53.1	156.2	175.3
Swap and other interest expense	47.6	51.3	194.6	198.3
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$210.4	$272.8	$910.7	$973.0

Non-core items - expense (income):
Gain on dealership divestitures, net	$(0.7)	$(35.7)	$(160.9)	$(196.0)
Weather-related losses	—	—	6.3	6.3
Asset impairments	—	11.7	119.2	130.9
Professional fees associated with acquisition	—	9.6	0.7	10.3
Tekion implementation expenses	7.4	2.2	25.9	20.7
Duplicative DMS-related expenses	0.8	—	4.0	3.2
Fixed assets write-off	—	—	3.8	3.8
Total non-core items	7.6	(12.2)	(1.1)	(20.9)

Adjusted EBITDA	$218.0	$260.6	$909.6	$952.1

Impact of dealership acquisitions and divestitures			$(9.2)	$14.3
Transaction adjusted EBITDA			$900.4	$966.4

Transaction adjusted net leverage ratio			3.5	3.4

	For the Three Months Ended September 30, 2026
	GAAP	Gain on dealership divestitures, net	Tekion implementation expenses	Duplicative DMS-related expenses	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$501.2	$—	$(7.4)	$(0.8)	$—	$493.0
Income from operations	$206.6	$—	$7.4	$0.8	$—	$214.9
Net income	$105.1	$(0.7)	$7.4	$0.8	$(1.9)	$110.8

Weighted average common share outstanding - diluted	18.0					18.0

Diluted EPS	$5.84	$(0.03)	$0.32	$0.03	$—	$6.16

SG&A as a % of gross profit	68.5%					67.4%
Income from operations as a % of revenue	4.7%					4.9%

SG&A (Same Store)	$474.0	$—	$(7.2)	$(0.8)	$—	$465.9
SG&A as a % of gross profit (Same Store)	68.2%					67.0%

	For the Three Months Ended September 30, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Professional fees associated with acquisition	Tekion implementation expenses	Acquisition-related deferred tax true-up	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$527.1	$—	$—	$(9.6)	$(2.2)	$—	$—	$515.3
Income from operations	$242.6	$—	$11.7	$9.6	$2.2	$—	$—	$266.1
Net income	$147.1	$(35.7)	$11.7	$9.6	$2.2	$2.3	$3.0	$140.2

Weighted average common share outstanding - diluted	19.6							19.6

Diluted EPS	$7.52	$(1.37)	$0.45	$0.37	$0.09	$0.12	$—	$7.17

SG&A as a % of gross profit	65.7%							64.2%
Income from operations as a % of revenue	5.1%							5.5%

SG&A (Same Store)	$485.4	$—	$—	$(4.9)	$(2.2)	$—	$—	$478.3
SG&A as a % of gross profit (Same Store)	64.7%							63.7%

	For the Nine Months Ended September 30, 2026
	GAAP	Gain on dealership divestitures, net	Asset impairments	Weather-related losses	Tekion implementation expenses	Duplicative DMS-related expenses	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$1,518.0	$—	$—	$(6.3)	$(19.5)	$(4.0)	$—	$1,488.3
Income from operations	$620.0	$—	$4.2	$6.3	$19.5	$4.0	$—	$653.9
Net income	$407.6	$(126.4)	$4.2	$6.3	$19.5	$4.0	$23.0	$338.1

Weighted average common share outstanding - diluted	18.4							18.4

Diluted EPS	$22.10	$(5.15)	$0.17	$0.25	$0.79	$0.16	$—	$18.33

SG&A as a % of gross profit	68.6%							67.3%
Income from operations as a % of revenue	4.8%							5.1%

SG&A (Same Store)	$1,324.2	$—	$—	$(5.4)	$(16.9)	$(3.8)	$—	$1,298.2
SG&A as a % of gross profit (Same Store)	67.8%							66.4%

	For the Nine Months Ended September 30, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Insurance recovery	Professional fees associated with acquisition	Tekion implementation expenses	Acquisition-related deferred tax true-up	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$1,458.9	$—	$—	$15.0	$(14.7)	$(2.2)	$—	$—	$1,457.0
Income from operations	$734.3	$—	$26.0	$(15.0)	$14.7	$2.2	$—	$—	$762.2
Net income	$432.0	$(45.8)	$26.0	$(15.0)	$14.7	$2.2	$2.3	$4.5	$420.8

Weighted average common share outstanding - diluted	19.6								19.6

Diluted EPS	$21.99	$(1.75)	$0.99	$(0.57)	$0.56	$0.08	$0.12	$—	$21.42

SG&A as a % of gross profit	64.0%								63.9%
Income from operations as a % of revenue	5.5%								5.7%

SG&A (Same Store)	$1,339.6	$—	$—	$15.0	$(10.0)	$(2.2)	$—	$—	$1,342.3
SG&A as a % of gross profit (Same Store)	63.3%								63.5%

	For the Nine Months Ended September 30,
	2026	2025
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$617.7	$623.3
Change in Floor Plan Notes Payable—Non-Trade, net	(122.6)	(7.5)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisitions and divestitures	47.6	(15.4)
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisitions and divestitures	(17.4)	(57.8)
Adjusted cash flow provided by operating activities	$525.2	$542.6